As filed with the Securities and Exchange Commission on October 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

47-2615102

(I.R.S. Employer Identification Number)

411 Waverley Oaks Road,

Suite 114

Waltham, MA 02452

(888) 350-9994

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric A. Brock

Chairman and Chief Executive Officer

Ondas Holdings Inc.

411 Waverley Oaks Road

Suite 114

Waltham, MA 02452

(888) 350-9994

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Christina C. Russo, Esq.

Akerman LLP

201 East Las Olas Boulevard, Suite 1800

Fort Lauderdale, Florida 33301

(954) 463-2700

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-252571

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Ondas Holdings Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-252571), which was declared effective by the Securities and Exchange Commission (“SEC”) on February 5, 2021 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Initial Registration Statement are being registered.

This Registration Statement is being filed with respect to the registration of an additional $11,696,000.00 aggregate maximum amount of the Company’s securities, which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 27, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 27, 2022.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Akerman LLP.*
5.2	Opinion of Snell & Wilmer L.L.P.*
23.1	Consent of Rosenberg Rich Baker Berman, P.A.*
23.2	Consent of Turner, Stone & Company, L.L.P.*
23.3	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.*
23.4	Consent of Akerman LLP (included with Exhibit 5.1).
23.5	Consent of Snell & Wilmer L.L.P. (included with Exhibit 5.2).
24.1	Power of Attorney.**
107	Filing Fee Table.*

*	Filed herewith.
**	Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-252571), filed with the Securities and Exchange Commission on January 29, 2021, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, State of Massachusetts, on this 26th day of October, 2022.

ONDAS HOLDINGS INC.

By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric A Brock	Chief Executive Officer and Chairman	October 26, 2022
Eric A. Brock	(Principal Executive Officer)

/s/ Derek R. Reisfield	President, Chief Financial Officer, Treasurer, Secretary and Director	October 26, 2022
Derek R. Reisfield	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 26, 2022
Thomas V. Bushey

*	Director	October 26, 2022
Richard M. Cohen

*	Director	October 26, 2022
Randall P. Seidl

*	Director	October 26, 2022
Richard H. Silverman

*	Director	October 26, 2022
Jaspreet Sood

* Pursuant to power of attorney

By:	/s/ Eric A. Brock
Eric A. Brock, attorney-in-fact

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